AMENDMENT
TO THE
AMERIGROUP CORPORATION SEVERANCE PLAN

WHEREAS, AMERIGROUP Corporation, a Delaware corporation (the “Company”), maintains the AMERIGROUP Corporation Severance Plan (as amended, the “Plan”) for the benefit of its employees and the employees of its participating subsidiaries;

WHEREAS, the Company is authorized, pursuant to Article IV of the Plan, to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of March 30, 2011.

1. Plan subsection 3.01(b) is amended to read as follows:

(b) Form and Time of Payment. Severance pay provided under this Plan section will be paid in a single lump sum (less any applicable federal, state and local income or employment taxes) on the 60th day following Participant’s effective date of termination. Notwithstanding the foregoing, the Company’s obligation to pay a Participant severance pay under this Plan shall be contingent upon Participant’s execution and delivery (and, if applicable, timely non-revocation) of a severance agreement and release within fifty-two (52) days following the date of Participant’s termination of employment.

2. Plan subsection 3.01(c) is amended to read as follows:

(c) Bonus Payment.

(i) If the Participant’s Separation Date is on or before March 15 of a particular year, such Participant shall be entitled to a bonus for the prior calendar year, but only to the extent the bonus was accrued for such year based on performance as determined by the Administrator and in no event to exceed Participant’s target bonus for the prior year. The Participant will not be eligible for a bonus with respect to the calendar year that includes his Separation Date.

(ii) If the Participant’s Separation Date is after March 15 of a particular year, such Participant shall not be eligible for a bonus for that year, but shall be eligible for a payment equal to one-half of the target bonus for the calendar year prior to the calendar year in which the Separation Date occurs; provided, however, that if the Participant did not have a target bonus established for the prior calendar year, the Participant shall be eligible for a prorated bonus for the current year, not to exceed 50% of the current year’s bonus target, but only to the extent that such bonus (A) has been accrued and (B) meets the performance conditions established in the first 90 days of the year, both conditions as determined by the Administrator.

(iii) The payment of the bonus described in (i) above shall be payable only and to the extent of the payment of similar bonuses to active Employees for such calendar year.

3. Exhibit I to the Plan is deleted in its entirety and replaced with the Exhibit I attached hereto.

4. In all other respects, the Plan, as effective as of July 30, 2008 and as amended prior to the date hereof, is ratified and affirmed.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 30th day of March, 2011.

EXHIBIT I

SEVERANCE PAYMENTS
As of March 30, 2011

Employee Title/Pay Grade			
	Associate (below Grade 21)	**Manager and Above (including Associates in Grade 21 and up)**	**VP and SVPs (including Plan CEOs and COOs)**	**EVPs and Regional CEOs**
Minimum Severance	2 weeks	6 weeks	16 weeks	52 weeks
Additional Severance	Additional week per Year of Service	Additional two weeks per Year of Service	Additional two weeks per Year of Service	None
Maximum Severance	26 weeks	26 weeks	39 weeks	52 weeks
Cash Long Term Incentive Plan ("LTIP") for awards payable in 2012 and 2013	N/A	N/A	N/A for VPs. SVPs and above will receive the LTIP installments under any existing LTIP plans for which the Compensation Committee has approved funding based on performance as of the date of termination.	
Any other outstanding cash long-term incentive awards granted in 2011 or later	N/A	N/A	N/A for VPs. SVPs and above will receive prorated (based on completed months) cash awards to the extent the Company has met the performance criteria (as determined by the Administrator) under the applicable terms of the award as of the date of termination.